Exhibit 10.1

Execution Version

SALE AND PURCHASE AGREEMENT

This SALE AND PURCHASE AGREEMENT (this “Agreement”) is entered into as of April 21, 2021 (the “Closing Date”), by and between Heeling Sports Limited, a Delaware corporation (“Seller”), and BBC International LLC, a Florida limited liability company (“Buyer”).

RECITALS

WHEREAS, Buyer desires to purchase from Seller the Purchased Assets (as defined below) and Seller desires to sell the Purchased Assets to Buyer, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants, representations, warranties, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

Article 1
DEFINITIONS

The following terms shall have the meanings set forth below in this Article 1.

1.1“Affiliate” means with respect to any Person, any other Person which is controlling, controlled by, or under common control with, directly or indirectly, through any Person, the Person referred to, and, if the Person referred to is a natural person, any member of such Person’s immediate family. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”) as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

1.2“Agreement” means this Sale and Purchase Agreement, as executed on the date hereof and as amended or supplemented in accordance with the terms hereof, including the Schedules and Exhibits hereto.

1.3“Business” means all activities by Seller or any Affiliate of Seller associated with the ownership licensing, and marketing of the Purchased Trademarks.

1.4“Business Day” means any day which is not a Saturday, Sunday, or legal holiday in the State of New York, United States of America.

1.5“Buyer” has the meaning set forth in the first paragraph hereof.

1.6“Closing” means the consummation of the transactions contemplated by this Agreement, as provided for in Section 2.3.

1.7“Contract” means any contract, agreement, understanding, lease, indenture, mortgage, deed of trust, evidence of indebtedness, binding commitment or instrument, open purchase order, or offer, written or oral, express or implied, to which Seller is a party or by which it or any of its assets is bound that is in effect as of the Closing.

1.8“Government” means the United States of America, any other nation or state, any U.S. state, any federal, bilateral, or multilateral governmental authority, any possession, territory, local county, district, city, or other governmental unit or subdivision, and any branch, entity, agency, or judicial body of any of the foregoing.

1.9“Intellectual Property Assets” means all right, title and interest in the Purchased Trademarks, and all other Intellectual Property Rights owned by Seller or its Affiliates exclusively relating to the Business, including as listed in Schedule 3.5.

1.10“Intellectual Property Rights” means all worldwide statutory or non-statutory legal rights in (i) trademarks, service marks, trade names, brand names, product names, logos and corporate names, slogans, product source identifiers, and other indicia of source of origin, whether in connection with products or services, whether or not registered, including all common law rights thereto and all goodwill associated therewith, and registrations and applications for registration thereof (herein “Trademarks”); (ii) copyrights, whether registered or common law, and registrations and applications for registration thereof, original works of authorship, derivative works and other copyrightable works of any nature and fixations of any of the foregoing, including the right to make derivative works and all other associated statutory rights (herein “Copyrights”); (iii) domain names, uniform resource locators, and domain name registrations, websites and all social media platforms; (iv) all design and utility patents, designs, and design rights, including any issued registration or pending application therefor, reissues, divisions, continuations, continuations-in-part, reexaminations, renewals and substitutes thereof, foreign counterparts of the foregoing, term restorations or other extensions of the term of any issued or granted patents anywhere in the world (herein “Patents”); (v) trade secrets, know-how and proprietary information; (vi) all rights to any of the foregoing provided in, or by, international treaties and convention rights; (vii) the right and power to assert, defend and recover title to any of the foregoing; (viii) all rights to assert, defend and obtain all remedies, including recovering past damages and other remedies for past, present and future infringement, misuse, misappropriation, impairment, unauthorized use or other violation of any of the foregoing; and (ix) all administrative rights arising from the foregoing, including the right to prosecute applications and oppose, interfere with or challenge the applications of others, the rights to obtain renewals, continuations, divisions, reissues, reexaminations, and extensions of legal protection pertaining to any of the foregoing, and substitutes for any of the foregoing.

1.11“knowledge of Seller” means the actual knowledge of the President and Chief Financial Officer of Seller and Arta Isovski and Tracy Soinger.

1.12“Law” means any statute, law, ordinance, decree, order, injunction, rule, directive, or regulation of any Government or quasi-Governmental authority, and includes rules and regulations of any regulatory or self-regulatory authority compliance with which is required by Law.

1.13“Lien” means any lien, security interest, mortgage, indenture, deed of trust, pledge, charge, adverse claim, easement, restriction, or other encumbrance.

1.14“Order” means an order, writ, injunction, or decree of any court or Government.

1.15“Parties” means Buyer and Seller (and each a “Party”).

1.16“Person” means and shall include a natural person, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof) and shall be construed broadly.

1.17“Seller” has the meaning set forth in the first paragraph hereof.

1.18"Primary Jurisdictions" means: (i) for any Primary Trademark, the country where each such Primary Trademark is registered as set forth on Schedule 3.5(b); and (ii) for any Listed Patent, the country where each of the Listed Patents is registered as set forth on Schedule 3.5(d).  For the avoidance of doubt, for purposes of the representations and warranties in Article 3, (x) not all Primary Trademarks are registered in the same country(ies), and a country shall only be deemed a “Primary Jurisdiction” for the applicable Primary Trademark(s), and (y) not all Listed Patents are registered in the same country(ies), and a country shall only be deemed a “Primary Jurisdiction” for the applicable Listed Patent(s).

1.19“Primary Trademarks” means the registrations and applications for the Trademarks set forth in the attached Schedule 1.19, together with all goodwill associated therewith, in each case only for the class of goods detailed for each such Trademark on Schedule 3.5(b).

1.20“Purchased Trademarks” means the Primary Trademarks and such other Trademarks as are set forth in the attached Schedule 3.5(b), together with all goodwill associated therewith.

1.21Table of Definitions. The following terms have the meanings set forth in the Sections referenced below.

ActionSection 3.4

AgreementPreamble

AllocationSection 3.4

Basket AmountSection 6.6(b)

BuyerPreamble

Buyer Indemnified PersonsSection 6.2

Buyer LiabilitiesSection 2.1(c)

Closing DatePreamble

CodeSection 5.6

CopyrightsSection 1.10

Excluded LiabilitiesSection 2.1(c)

Existing LicenseSection 5.7

Indemnified LossesSection 6.2

Indemnified PartySection 6.4

Indemnifying PartySection 6.4

Listed PatentsSection 6.2

LossesSection 6.2

PatentsSection 1.10

Purchase PriceSection 2.2

Purchased AssetsSection 2.1(a)

SellerPreamble

Seller Indemnified PersonsSection 6.3

Third PersonSection 6.5

Third Person ClaimSection 6.5

TrademarksSection 1.10

Transferred ContractsSection 2.1(a)(iv)

Article 2
PURCHASE AND SALE OF PURCHASED ASSETS
2.1Transfer of Assets.
(a)Upon the terms and subject to the conditions of this Agreement, at the Closing on the Closing Date, Seller shall sell, assign, transfer, and convey to Buyer, and Buyer shall purchase, acquire, and accept from Seller, all of Seller’s right, title, and interest in and to all of the following, which are owned or held by Seller as of the Closing, free and clear of all Liens (the “Purchased Assets”):
(i)the Intellectual Property Assets;
(ii)all records and data in the possession of Seller on the Closing Date, to the extent they can be provided using commercially reasonable efforts, whether in hard copy, electronic or magnetic format or otherwise exclusively relating to the Intellectual Property Assets and those records and data of the Business as reasonably requested by Buyer prior to the Closing unless otherwise in possession of Buyer prior to the Closing;
(iii)Copies of all advertising, marketing, proof of sales, creative, and promotional material exclusively related to the Intellectual Property Assets in the possession of Seller on the Closing Date, to the extent they can be provided using commercially reasonable efforts, unless otherwise in possession of Buyer prior to the Closing; and
(iv)the Contracts listed in Schedule 2.1(a)(iv) (the “Transferred Contracts”), and all rights, privileges, claims, causes of action and demands under any of the Transferred Contracts.

(b)Notwithstanding any provision in this Agreement to the contrary, all other assets of Seller and its Affiliates are excluded from the Purchased Assets and shall remain the property of Seller and its Affiliates after the Closing. For the avoidance of doubt, all Intellectual Property Rights of Seller that are not Intellectual Property Assets are excluded from the Purchased Assets.
(c)Notwithstanding any provision in this Agreement to the contrary other than as set forth in this Section 2.1(c), Buyer is not assuming any liabilities of Seller and all such liabilities (the “Excluded Liabilities”) shall remain the responsibility and obligation of Seller after the Closing; provided, however, that Buyer shall be solely responsible for any and all liabilities arising from or relating to (x) Buyer’s use or ownership of the Purchased Assets (other than liabilities giving rise to Seller’s indemnification obligations pursuant to Article 6), (y) any obligations under the Existing License, including all of Buyer’s conduct of its business, including pursuant to the Existing License, whenever arising, and (z) all liabilities under the Transferred Contracts (the “Buyer Liabilities”).
(d)Buyer shall pay one hundred percent (100%) of the filing costs, attorneys’ fees, and processing fees associated with the transfer and recordation of the Intellectual Property Assets.
2.2Consideration. The consideration that Buyer shall pay, or cause to be paid, to Seller for the Purchased Assets, the obligations of Seller under Article 5, and other rights of Buyer hereunder shall be Eleven Million Dollars (US $11,000,000) (the “Purchase Price”) to be paid at the Closing.
2.3Closing. The Closing shall take place at 9:00 a.m. on the Closing Date at the offices of Buyer’s attorney at 515 Madison Ave., 35th Floor, New York, NY 10022, or at such other time and place as the Parties may agree in writing.
2.4Deliveries of Seller. At or before the Closing, Seller shall deliver or cause to be delivered to Buyer:
(a)a Trademark Assignment Agreement, in substantially the form of Exhibit A-1, duly executed by Seller;
(b)a Copyright Assignment Agreement, in substantially the form of Exhibit A-2, duly executed by Seller;
(c)a Patent Assignment Agreement, in substantially the form of Exhibit A-3, duly executed by Seller; and
(d)an Assignment and Assumption Agreement, in substantially the form of Exhibit B, duly executed by Seller; and
(e)such other customary documents, instruments or certificates as shall be reasonably requested by Buyer and as shall be consistent with the terms of this Agreement.
2.5Deliveries of Buyer at Closing. At or before the Closing, Buyer shall deliver or cause to be delivered to Seller:
(a)the Purchase Price;
(b)a Trademark Assignment Agreement, in substantially the form of Exhibit A-1, duly executed by Buyer;
(c)a Copyright Assignment Agreement, in substantially the form of Exhibit A-2, duly executed by Buyer;
(d)a Patent Assignment Agreement, in substantially the form of Exhibit A-2, duly executed by Buyer;

(e)an Assignment and Assumption Agreement, in substantially the form of Exhibit B, duly executed by Seller; and
(f)such other customary documents, instruments, or certificates as shall be reasonably requested by Seller and as shall be consistent with the terms of this Agreement.
Article 3
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby makes the following representations and warranties, each of which is true and correct on the date hereof and shall survive the Closing and the transactions contemplated hereby to the extent set forth herein.

3.1Corporate Existence and Power.
(a)Seller is a Delaware corporation validly existing and in good standing under the laws of Delaware.
(b)Seller has all requisite corporate power and authority to own, lease, and use the Purchased Assets.
(c)Seller has the full power, authority, and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.
(d)The Purchased Assets are transferrable to Buyer, without any liens or restrictions, regarding such transfer and/or the use of the rights transferred and that, to the knowledge of Seller, there are no claims against Seller that would limit Buyer’s obtaining good title to, and use of, the Purchased Assets.
(e)Seller is not party to any agency, distribution, or license agreements with respect to the Intellectual Property Assets other than the Existing License.
3.2Valid and Enforceable Agreement; Authorization; Non-contravention.
(a)Execution and Delivery. This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (ii) general principles of equity.
(b)The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized, approved, and ratified by all action on the part of Seller.
(c)No conflict. Seller is not a party to, subject to, or bound by any Contract, Law, or Order, which does or would (i) conflict with or be breached or violated or the obligations thereunder accelerated or increased (whether or not with notice or lapse of time, or both) by the execution, delivery, or performance by Seller of this Agreement or (ii) prevent the carrying out of the transactions contemplated hereby. No permit, consent, waiver, approval or authorization of, or declaration to, or filing or registration with, any Government or third party is required in connection with the execution, delivery, or performance of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby. The transactions contemplated hereby will not result in the creation of any Lien against Seller or any of its properties or assets.
3.3No Breach of Law or Governing Document. Neither the execution of this Agreement nor the Closing does or will constitute or result in any default under or breach or violation of any Law or the provisions of any material Government permit, franchise, or license, or any provision of the articles or certificate of incorporation or bylaws of Seller, or require the consent or approval of any Government or any third party.

3.4Litigation. There is no suit, claim, litigation, proceeding (administrative, judicial, or in arbitration, mediation, or alternative dispute resolution), Government or grand jury investigation, or other action (any of the foregoing, an “Action”) pending or, to the knowledge of Seller, threatened, anticipated, or contemplated against Seller challenging, enjoining, or preventing this Agreement, or the consummation of the transactions contemplated hereby.
3.5Intellectual Property.
(a)Except as would not be material to the Business, Seller owns all right, title and interest in and to the Intellectual Property Assets. Seller is free to exercise all rights in all Intellectual Property Assets free of infringement or misappropriation of the Intellectual Property Rights of others, and free and clear of all Liens or other encumbrances.
(b)Purchased Trademarks:
(i)Schedule 3.5(b) contains a complete and accurate list of all Purchased Trademarks, including the applicable marks or names, identifications of covered goods or services by International Class, application numbers, filing dates, trademark registration numbers and registration dates.
(ii)All of the Purchased Trademarks are currently in material compliance with the timely post-registration filing of affidavits of use and incontestability and renewal applications, are valid and, to the knowledge of Seller, enforceable with respect to wheeled footwear; for the avoidance of doubt, the Purchased Trademarks may not have been in continuous and regular use for the goods and services listed on Schedule 3.5(b) (other than wheeled footwear) and therefore may not be enforceable or exercisable.
(iii)Except as set forth on Schedule 3.5(b), no Primary Trademark is now involved in any opposition, invalidation or cancellation proceeding in any of its Primary Jurisdictions that is reasonably likely to be material to the Business and, to the knowledge of Seller, no such action is threatened.
(c)Copyrights:
(i)Schedule 3.5(c) contains a complete and accurate list of all registered Copyrights included in the Intellectual Property Assets, including name, and applicable registration number and registration date.
(ii)All of the Copyrights included on Schedule 3.5(c) are currently in material compliance with registration requirements.
(d)Patents:
(i)Schedule 3.5(d) contains a complete and accurate list of all extant issued Patents included in the Intellectual Property Assets (the “Listed Patents”), including their respective title, Patent number and issue or grant date.
(ii)Except as set forth on Schedule 3.5(d), all of the Listed Patents have been applied for or granted, and all of the Listed Patents are currently in material compliance with formal legal requirements.
(e)Domains/Websites: Schedule 3.5(e) contains a complete and accurate list of all domain names, uniform resource locators, domain name registrations, and websites that constitute Purchased Assets.
(f)Seller has the full right, power, and authority to sell, assign, transfer, and convey all of its right, title and interest in and to the Intellectual Property Assets to Buyer.

(g)To the knowledge of Seller and except as otherwise disclosed by Seller, the Primary Trademarks are valid and enforceable in each of their respective Primary Jurisdictions with respect to wheeled footwear, and Seller has not, in the 12 months prior to the Closing Date, undertaken any acts, and no circumstances or grounds exist, that would be reasonably likely to materially  invalidate, reduce, impair, dedicate to the public, eliminate or entitle any governmental authority  to cancel, forfeit, modify or hold abandoned the enforceability or scope of, or entitlement to exclusively exploit, such rights, except for acts or omissions undertaken or omitted in Seller’s reasonable business judgment or as would not reasonably be expected to have a material adverse effect on the Business.
(h)Except as would not be material to the Business, all contractors or employees of Seller, who have contributed to the creation or development of the Intellectual Property Assets, have executed written Contracts with Seller that assign to Seller all right, title and interests in the applicable Intellectual Property Assets.
(i)Except as would not be material to the Business, and to the knowledge of Seller, there has not been in the three years prior to the Closing Date and there is not now any unauthorized use, infringement, or misappropriation of any of the Primary Trademarks in their respective Primary Jurisdictions and/or Listed Patents in their respective Primary Jurisdictions by any third party other than the instances of use, infringement, or misappropriation of which Buyer notified Seller.
(j)Except as would not reasonably be expected to have a material adverse effect on the Business, Seller has no knowledge of any dispute, including without limitation any claim or threatened claim, arising in the applicable Primary Jurisdictions in the three years prior to the Closing Date: (i) contesting the right of Seller  to use, exercise, sell, license, transfer or dispose of any of the Primary Trademarks; or (ii) challenging the ownership, validity or enforceability of any of the Primary Trademarks.  Except as would not reasonably be expected to have a material adverse effect on the Business, to the knowledge of Seller, no Primary Trademark is the subject in its Primary Jurisdictions of any outstanding Order, judgment, decree, stipulation or agreement related to or restricting in any manner the licensing, assignment, transfer, or conveyance thereof by Seller.
(k)Except as would not reasonably be expected to have a material adverse effect on the Business or as Buyer has notified Seller, to the knowledge of Seller, there is no dispute, including without limitation any claim or threatened claim, in the arising in the three years prior to the Closing Date: (i) contesting the right of Seller to use, exercise, sell, license, transfer or dispose of any of the Listed Patents; or (ii) challenging the ownership, validity or enforceability of any of the Listed Patents. Except as would not reasonably be expected to have a material adverse effect on the Business, no Listed Patent is the subject of any outstanding Order, judgment, decree, stipulation or agreement related to or restricting in any manner the licensing, assignment, transfer, or conveyance thereof by Seller.
(l)Schedule 3.5(k) contains a complete listing of all material Contracts to which Seller is a party and pursuant to which any third party is authorized to use or exploit any Intellectual Property Assets. Seller has delivered to Buyer true, complete and correct copies of all such Contracts. Seller is in compliance with all material terms and conditions of all such Contracts.  To the knowledge of Seller, there is no dispute, including without limitation any claim or threatened claim or the existence of any facts, indicating that Seller or any other party thereto has breached any material terms or conditions of the Contracts listed in Schedule 3.5(k).
(m)Except as would not reasonably be expected to have a material adverse effect on the Business, to the knowledge of Seller, the operation and conduct of the Business, for the three years prior to the Closing Date had not, and does not as of the Closing Date, (i) materially violate any license or agreement with any third party or (ii) materially infringe, misappropriate or violate any Intellectual Property Right of any third party. Except as would not reasonably be expected to have a material adverse effect on the Business, to the knowledge of Seller, there is no existing material dispute, including any claim, in any applicable Primary Jurisdiction to the effect that the manufacture, marketing, license, sale or use of any product or service incorporating the Primary Trademarks or Listed Patents infringes any intellectual property right of any third party or violates any license or agreement with any third party. Except as would not reasonably be expected to have a material adverse effect on the Business, in the three years prior to the Closing Date, Seller has not received written communication, or service of process or charge in writing as a defendant in any claim, suit, action or proceeding in any applicable Primary Jurisdiction that alleges that any of the

Primary Trademarks or Listed Patents infringes any Intellectual Property Right of any third party, which has not been finally adjudicated or otherwise  disposed of prior to the Closing Date.
3.6Brokers, Finders. Except for Stifel, Nicolaus & Co., Inc., no finder, broker, agent, or other intermediary, acting on behalf of Seller, is entitled to a commission, fee or other compensation in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby.
3.7Disclosure. To the knowledge of Seller, no representation or warranty by Seller in this Article 3 and the associated Schedules contains any untrue statement of a material fact and Seller has not made an intentional omission of a material fact with the intent to deceive Buyer.
Article 4
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby makes the following representations and warranties, each of which is true and correct on the date hereof and shall survive the Closing and the transactions contemplated hereby to the extent set forth herein.

4.1Legal Existence and Power.
(a)Buyer is a limited liability company, validly existing and in good standing under the laws of the State of Florida, U.S.A.
(b)Buyer has all requisite power and authority to own, lease, and use its assets and to transact the business in which it is engaged.
(c)Buyer has the power to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.
(d)Buyer is not a party to, subject to, or bound by any Contract, Law, or Order which would (i) be breached or violated or its obligations thereunder accelerated or increased (whether or not with notice or lapse of time, or both) by the execution or delivery by Buyer or Seller of this Agreement or the performance by Buyer or Seller of the transactions contemplated by this Agreement, or (ii) prevent the carrying out of the transactions contemplated hereby. Except as otherwise provided for herein, no waiver or consent of any third person or Governmental authority is required for the execution of this Agreement by Buyer or Seller or the consummation by Buyer or Seller of the transactions contemplated hereby.
4.2Valid and Enforceable Agreement; Authorization; Non-Contravention. This Agreement constitutes a legal, valid, and binding obligation of Buyer, enforceable against it in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized, approved, and ratified by all necessary action on the part of Buyer. Buyer has full authority to enter into and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.
4.3Brokers, Finders. No finder, broker, agent, or other intermediary, acting on behalf of Buyer, is entitled to a commission, fee, or other compensation in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby.
4.4Buyer’s Investigation and Reliance. Buyer is a sophisticated purchaser and has made its own independent investigation, review, and analysis regarding the Business, the Purchased Assets, the Buyer Liabilities, and the transactions contemplated hereby, which investigation, review, and analysis were conducted by Buyer together with expert advisors, including legal counsel, that it has engaged for such purpose. Neither the Seller nor any of its Affiliates, directors, employees, or representatives has made any representation or warranty, express or implied, as to the accuracy or completeness of any information concerning the Business, the Purchased Assets, or the Buyer Liabilities contained herein or made available in connection with Buyer’s investigation of the foregoing, except as expressly set forth in Article 3, and Seller and its Affiliates and representatives expressly disclaim any and all liability that may be based on such information or errors therein or omissions therefrom. Buyer has not relied and is not relying on any statement, representation, or warranty, oral or written, express or implied (including any representation or warranty as to merchantability or fitness for a particular purpose), made by Seller or any of its Affiliates or representatives, except as expressly set forth in Article 3.

Article 5
ADDITIONAL COVENANTS AND AGREEMENTS OF THE PARTIES
5.1Public Announcement. Buyer and Seller agree that, subject to the other party’s prior written approval, the other party is authorized to issue a press release with respect to the transactions contemplated hereby on the Closing Date. Nothing in this Section 5.1 shall prohibit Buyer, Seller or any of their Affiliates from disclosing the terms of this Agreement (a) to their respective current, former or prospective limited partners, investors, and lenders and their respective representatives, provided that the recipient of such information is subject to a customary confidentiality obligation, (b) in earnings releases or earnings calls or as otherwise advised by accountants, (c) as required by applicable Law or applicable securities exchange rules, or (d) to the extent previously properly disclosed pursuant to this Section 5.1.
5.2No Successor in Interest. Seller acknowledges and agrees that Buyer shall not be a successor in interest to Seller or any Affiliate of Seller. Seller covenants that it will not claim that Buyer is a successor in interest in it or any of its Affiliates, and should a third party claim that Buyer is a successor in interest to Seller or any of its Affiliates, then Seller will take all necessary steps to show that Buyer is not a successor in interest to Seller or any of its Affiliates.
5.3Further Assurances; Cooperation.
(a)From and after the Closing, the Parties shall perform such acts and execute such documents and instruments as may be reasonably required to make effective the transactions contemplated hereby. On or after the Closing Date, the Parties shall, on request, cooperate with one another by furnishing any additional information, executing and delivering any additional documents and instruments, including assignments, and doing any and all such other things as may be reasonably required by the Parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement. Seller agrees, as soon as practical after Closing, to formulate recording the transfer of Purchased Trademarks and other Purchased Assets to Buyer. The costs of all such recordings and other post-Closing cooperation shall be borne one hundred percent by Buyer.
(b)Subject to Section 2.1(d), Seller shall also provide reasonable cooperation to Buyer in coordinating to complete any maintenance fees, taxes or other filing requirements with respect to any registered or applied for Intellectual Property Assets falling due within six months after the Closing Date. In addition, for six months following the Closing Date, in the event any Intellectual Property Assets are subject to renewal prior to when such Intellectual Property Assets can be reasonably transferred to Buyer, Buyer will identify such Intellectual Property Assets for Seller, and Seller will renew such Intellectual Property Assets at Buyer’s expense, in each case subject to Section 2.1(d). Notwithstanding the foregoing, it is acknowledged and agreed that the time restriction in this Section 5.3(b) shall be inapplicable with respect to any Intellectual Property Asset for which recordation of the relevant Assignment document is in process but has yet to be completed.
5.4License and Covenant to Ensure Rights of Buyer. In the event that any court of competent jurisdiction finally determines that part of or all of the Intellectual Property Assets (including Purchased Trademarks, Patents, and Copyrights) or associated rights covered by this Agreement have not been assigned, in whole or in part, for any reason whatsoever (including, but not limited to, operation of Law), Seller hereby grants to Buyer a worldwide, royalty-free, fully paid-up, unlimited, exclusive license and right to all rights (including Purchased Trademarks, Patents, and Copyrights) in any part of the Intellectual Property Assets that is not assigned to Buyer, such that Buyer (along with its successors and assigns, and their customers) can deal with the Intellectual Property Assets as if it were the sole and exclusive owner.  Such license shall be non-exclusive, if an exclusive license is held by the court to be not permitted.  Seller further covenants not to make any claim whatsoever, or sue Buyer, its affiliates, successors or assigns, and their respective customers, on any rights (including Purchased Trademarks, Patents, and Copyrights) it has or has had in the Intellectual Property Assets. Seller covenants not to use the Purchased Trademarks or any Trademark confusingly similar thereto. For a period of five years after the Closing Date, Seller covenants not to become involved, directly or indirectly, in the sale, offer to sale, promotion and/or manufacture of any wheeled footwear; provided, however, that (i) the foregoing shall not restrict Seller from continuing or extending any activity (other than the Business) in which Seller is engaged as of the Closing Date, including with respect to non-wheeled footwear, and (ii) nothing herein shall be construed as a waiver of any potential causes of action or remedies otherwise available to Buyer with respect to any Intellectual Property Rights.

5.5Assistance  on Intellectual Property Matters. Seller shall, subject to Section 2.1(d), provide Buyer with such assistance as may be reasonably required by Buyer, to obtain the Intellectual Property Assets.  Such assistance shall include consultation and execution of documents regarding the filing of any Intellectual Property Assets including, but not limited to, Patents, Purchased Trademarks and Copyrights. Seller shall, at Buyer’s request, introduce Buyer to Seller’s primary contacts at Red Points Solutions, S.L. and CPA Global.
5.6Allocation of Purchase Price. The parties have agreed that the Purchase Price should be collectively aggregated and deemed as a lump sum purchase covering all assets under the Asset Purchase Agreement with no Purchase Price allocation whatsoever.
5.7Termination of Existing Agreement. The parties agree that upon the Closing, the License Agreement between Buyer and Seller dated as of December 2012 (the “Existing License”) shall terminate effective as of the Closing Date, subject to survival provisions contained therein, including the survival of the indemnification obligations set forth in Section 22 of the Existing License. The Parties also agree that any royalties due to Seller under the License Agreement as of the Closing Date shall be remitted as follows: a) Royalty incurred January 1, 2021 through March 31, 2021 will be reported and paid on April 30, 2021, less any advance previously paid and b) Royalty incurred April 1, 2021 through the Closing Date will be reported and paid on July 30, 2021. Subject to rest of this Section 5.7, neither Party shall have any further obligations whatsoever with respect to the Existing License.
Article 6
INDEMNIFICATION
6.1Survival of Representations and Warranties. All of the representations and warranties made by any Party in this Agreement or any certificates or documents delivered hereunder shall survive the Closing for a period of 12 months after the Closing Date. No Indemnified Party shall be entitled to indemnification for breach of any representation and warranty unless a notice of claim of such breach has been given to the Indemnifying Party within the period of survival of such representation and warranty as set forth herein. The covenants and agreements of the Seller and the Buyer contained in Article 5 shall terminate on the Closing, except for those covenants and agreements that by their terms contemplate performance in whole or in part after the Closing, which shall survive until fully performed. The foregoing survival periods are in lieu of, and the Parties expressly waive, any otherwise applicable statute of limitations, whether arising at law or in equity.
6.2Indemnification by Seller. Subject to the terms and conditions of this Article 6, Seller shall indemnify and hold harmless Buyer and its Affiliates, directors, officers, members, partners, employees, successors, assigns, representatives, and agents of each of them in their capacities as such (collectively, the “Buyer Indemnified Persons”), from and against any and all actual losses, monetary damages, liabilities, fines, fees, penalties, expenses or costs (“Losses”), plus reasonable attorneys’ fees and expenses, including court costs and expert witness fees and costs, incurred in connection with Losses and/or enforcement of this Agreement (in all, “Indemnified Losses”) incurred by any of them to the extent directly resulting from or arising out of:
(a)any breach of any representation or warranty made by Seller contained in Article 3;
(b)any breach of any covenant or agreement by Seller contained in this Agreement; and
(c)the Excluded Liabilities.
6.3Indemnification by Buyer. Subject to the terms and conditions of this Section 6.3, Buyer shall indemnify and hold harmless Seller and its Affiliates, directors, officers, partners, employees, successors, assigns, representatives, and agents in their capacities as such (the “Seller Indemnified Persons”) from and against any and all Indemnified Losses incurred by any of them, to the extent directly resulting from or arising out of:

(a)any breach of any representation or warranty made by Buyer contained in Article 4;
(b)any obligation or liability assumed by Buyer under any Contracts;
(c)any breach of any covenant or agreement by Buyer contained in this Agreement; and
(d)the Buyer Liabilities.
6.4Notice of Claim. In the event that Buyer seeks indemnification on behalf of a Buyer Indemnified Person, or Seller seeks indemnification on behalf of a Seller Indemnified Person, such Party seeking indemnification (the “Indemnified Party”) shall give reasonably prompt written notice to the indemnifying Party (the “Indemnifying Party”) specifying the facts constituting the basis for such claim and the amount, to the extent known, of the claim asserted; provided, however, that the right of a Person to be indemnified hereunder shall not be adversely affected by a failure to give such notice unless, and then only to the extent that, an Indemnifying Party is actually irrevocably and materially prejudiced thereby. Subject to the terms hereof, the Indemnifying Party shall pay the amount of any valid claim not more than ten (10) days after the Indemnified Party provides notice to the Indemnifying Party of such amount.
6.5Right to Contest Claims of Third Persons. If an Indemnified Party is entitled to indemnification hereunder because of a claim asserted by any claimant (other than an indemnified person hereunder) (“Third Person”), the Indemnified Party shall give the Indemnifying Party reasonably prompt notice thereof after such assertion is actually known to the Indemnified Party; provided, however, that the right of a Person to be indemnified hereunder in respect of claims made by a Third Person shall not be adversely affected by a failure to give such notice unless, and then only to the extent that, an Indemnifying Party is actually irrevocably and materially prejudiced thereby. The Indemnifying Party shall have the right, upon written notice to the Indemnified Party, and using counsel reasonably satisfactory to the Indemnified Party, to investigate, contest, assume the defense of, or settle the claim alleged by such Third Person (a “Third Person Claim”), provided that, except with the written consent of the Indemnified Party, which consent shall not be unreasonably withheld, the Indemnifying Party shall not consent to entry of any judgment or enter into any settlement (i) that would lead to liability or create any other obligation (whether monetary or otherwise) on the part of the Indemnified Party, or (ii) that requires an admission of wrongdoing on the part of the Indemnified Party, or (iii) that does not include as an unconditional term thereof the giving by each Third Person claimant to the Indemnified Party of a release from all liability with respect to such Third Person Claim. The Indemnified Party may thereafter participate in (but not control) the defense of any such Third Person Claim with its own counsel at its own expense, unless separate representation is necessary to avoid a conflict of interest, in which case such representation shall be at the expense of the Indemnifying Party. If the Indemnifying Party declines in writing to the Indemnified Party to investigate, contest, assume the defense of, or settle the Third Person Claim, (a) the Indemnified Party may defend against such claim using counsel of its choice, in such manner as it may reasonably deem appropriate, including, but not limited to, settling such claim, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may reasonably deem appropriate, and (b) the Indemnifying Party may participate in (but not control) the defense of such action, with its own counsel at its own expense. The Parties shall make available to each other all relevant information in their possession relating to any such Third Person Claim and shall cooperate in the defense thereof. If the Indemnifying Party assumes the defense of any Third Person Claim, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party all witnesses, pertinent records, materials, and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party. If the Indemnifying Party assumes the defense of any Third Person Claim, the Indemnified Party shall agree to any settlement, compromise or discharge of such Third Person Claim that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Person Claim, and which releases the Indemnified Party completely in connection with such Third Person Claim. Whether or not the Indemnifying Party assumes the defense of a Third Person Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, or offer to settle, compromise, or discharge, such Third Person Claim without the Indemnifying Party’s prior written consent.
6.6Limits on Indemnification. Notwithstanding anything to the contrary contained in this Agreement:

(a)the maximum aggregate amount of indemnifiable Losses that may be recovered from Seller by Buyer Indemnified Persons pursuant to Section 6.2 shall be $750,000;
(b)Seller shall not be liable to any Buyer Indemnified Person for any claim for indemnification unless and until the aggregate amount of indemnifiable Losses that may be recovered from the Seller equals or exceeds $50,000 (the “Basket Amount”), in which case the Seller shall be liable only for the Losses in excess of the Basket Amount;
(c)no Party shall have any liability under any provision of this Agreement for any punitive, incidental, consequential, special, or indirect damages, including business interruption, diminution of value, loss of future revenue, profits, income, or loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement and, in particular, no “multiple of profits” or “multiple of cash flow” or other valuation methodology will be used in calculating the amount of any Losses; regardless of the legal theory under which such liability or obligation may be sought to be imposed, whether sounding in contract or tort, or whether at law or in equity, or otherwise;
(d)no party shall have a right to make a claim for any Loss for contingent or inchoate claims and may claim only for a Loss that has, in fact, been paid or incurred; and
(e)in the event Buyer proceeds with the Closing notwithstanding knowledge by Buyer or any Affiliate of Buyer at or prior to the Closing of any breach by Seller of any representation, warranty or covenant in this Agreement, no Buyer Indemnified Person shall have any claim or recourse against Seller or any of its Affiliates with respect to such breach, under this Article 6 or otherwise.
6.7Exclusivity. Except as specifically set forth in this Agreement, effective as of the Closing, Buyer, on behalf of itself and the other Buyer Indemnified Persons, waives any rights and claims any Buyer Indemnified Person may have against Seller, regardless of the Law or legal theory under which such liability or obligation may be sought to be imposed, whether at law, in equity, contract, tort or otherwise, relating to the Business and/or the transactions contemplated hereby. The rights and claims waived by Buyer, on behalf of itself and the other Buyer Indemnified Persons, include, without limitation, to the fullest extent permitted under applicable Law, claims for contribution or other rights of recovery arising out of or relating to any Law, claims for breach of contract, for breach (negligent or otherwise) of representation or warranty, and claims for breach of duty. After the Closing, this Article 6 will provide the exclusive remedy against Seller for any breach of any representation, warranty, covenant or other claim arising out of or relating to this Agreement and/or the transactions contemplated hereby.
Article 7
MISCELLANEOUS PROVISIONS
7.1Notice. All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) upon receipt when delivered by electronic mail, (c) on the next Business Day when sent by overnight courier, or (d) on the second succeeding Business Day when sent by registered or certified mail (postage prepaid, return receipt requested), to the respective Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):
If to Buyer:	BBC International LLC Tel: 561-417-7474 Fax: 561-416-8308 Attn: Josue Solano E-mail: jsolano@bbcint.com
With a copy to:	Sarah T. Zampino, Esq. 515 Madison Ave., 35th Floor New York, NY 10022 Tel: 212-808-4600

Fax: 212-808-5300
E-mail: sarah@zampinolaw.com

If to Seller:	Heeling Sports Limited c/o Sequential Brands Group, Inc.

601 W. 26th Street
Suite 900

New York, NY 10001

Attention: Eric Gul

Email: EGul@sbg-ny.com

With a copy to:	Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, NY 10166-0193 Attention: Saee Muzumdar E-mail: smuzumdar@gibsondunn.com
7.2Entire Agreement. This Agreement and the Schedules and Exhibits hereto embody the entire agreement and understanding of the Parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings relative to such subject matter.
7.3Amendment and Modification. To the extent permitted by applicable Law, this Agreement shall be amended, modified or supplemented only by a written agreement between Buyer and Seller.
7.4Assignment; Binding Agreement. This Agreement and various rights and obligations arising hereunder shall inure to the benefit of, and be binding upon, the Parties hereto and their successors, and permitted assigns. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be transferred, delegated, or assigned (by operation of Law or otherwise), by the Parties hereto without the prior written consent of the other Party, except that Buyer shall have the right to transfer and assign any or all of its rights and obligations hereunder to any entity which at the time of such transfer and assignment is controlled by Buyer or by an Affiliate(s) of Buyer provided that Buyer shall not be relieved of its obligations hereunder.
7.5Waiver of Compliance; Consents. Any failure of Seller, on the one hand, or Buyer, on the other hand, to comply with any obligation, covenant, agreement, or condition herein may be waived by Buyer, on the one hand, or Seller, on the other hand, only by a written instrument signed by the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any Party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 7.5.
7.6Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs or expenses.
7.7Bulk Sales. Buyer hereby waives compliance with any statutory provisions governing bulk sales. Buyer agrees to indemnify, defend, and hold harmless Seller from any and all loss, cost, or expenses, resulting from the assertion of claims made against the Purchased Assets sold hereunder or against any Person under any bulk sales Law, such indemnity to be in accordance with the provisions of Article 6.
7.8Execution in Counterparts and Exchanges. This Agreement may be executed in multiple counterparts, and on separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument and exchanged by facsimile or e-mail, which will constitute an original and be legally binding on the Parties when one or more counterparts have been signed by each of the parties and delivered to the other party.

7.9Severability. If any provision of this Agreement shall be determined to be contrary to Law and unenforceable by any court of Law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any Party, and this Agreement shall be reformed, construed, and enforced as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.
7.10Remedies Cumulative. Except as otherwise provided herein, all rights and remedies of the Parties under this Agreement are cumulative and without prejudice to any other rights or remedies under Law. Nothing contained herein shall be construed as limiting the Parties’ rights to redress for fraud.
7.11Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York.
7.12Submission to Jurisdiction. Each of the Parties irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by a Party hereto or its affiliates, successors or assigns may be brought and determined without a jury in any federal or state court located in the in the Borough of Manhattan in New York, New York. Each of the Parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of the Parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that a Party is not personally subject to the jurisdiction of the above named court for any reason other than the failure to serve process in accordance with this Section 7.12; (b) that its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such court (whether through judgment or otherwise), and (c) to the fullest extent permitted by applicable Law that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such court. Each Party hereto waives all personal service of any and all process upon such Party related to this Agreement and consents that all service of process upon such Party shall be made by hand delivery, certified mail, confirmed telecopy, or e-mail directed to such Party at the address specified in Section 7.1 hereof or any other method of service allowed by a court in the jurisdiction of New York; and service made by certified mail shall be complete seven days after the same shall have been posted.
7.13Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
7.14No Third Party Beneficiaries or Other Rights. Nothing herein shall grant to or create in any Person not a Party hereto, or any such Person’s dependents, heirs, successors, or assigns, any right to any benefits hereunder, and no such party shall be entitled to sue any Party to this Agreement with respect thereto. The representations and warranties contained in this Agreement are made for purposes of this Agreement only and shall not be construed to confer any additional rights on the Parties under any applicable Government’s securities Laws.
7.15Headings; Interpretation. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. Each reference in this Agreement to an Article, Section, Schedule or Exhibit, unless otherwise indicated, shall mean an Article or a Section of this Agreement or a Schedule or Exhibit attached to this Agreement, respectively. Unless the context of this Agreement otherwise requires, (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (d) the terms “include,” “includes,” “including,” and derivative or similar words shall be construed to be followed by the phrase “without limitation”; and (e) references herein to “days” are to consecutive calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under generally accepted accounting principles. Both Parties have participated substantially in the negotiation and drafting of this Agreement and agree that no ambiguity herein should be construed against the draftsman. The Schedules shall be arranged in separate pages corresponding to the numbered and lettered sections, and the disclosure in any Schedule shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered Schedule, and not any other representation or warranty (unless an express and specific reference to any other Schedule which clearly identifies the particular item being referred is set forth therein).

[Signature pages follow.]

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed as of the date first above written.

BBC INTERNATIONAL LLC “BUYER”

By:/s/ Josue Solano
Name:Josue Solano
Title:CEO

HEELING SPORTS LIMITED “SELLER”

By:/s/ Lorraine DiSanto
Name:Lorraine DiSanto
Title:Chief Financial Officer

Exhibit A-1
TRADEMARK ASSIGNMENT AGREEMENT

This TRADEMARK ASSIGNMENT (this “Assignment”) is made and entered into as of April 21, 2021 (the “Effective Date”) by and between Heeling Sports Limited, a Delaware corporation (“Assignor”), and BBC International LLC, a Florida limited liability company (“Assignee”). Assignor and Assignee are individually referred to herein as a “Party,” and collectively as the “Parties.”

WHEREAS, Assignor and Assignee have entered into the Sale and Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”);

WHEREAS, capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Purchase Agreement;

WHEREAS, in connection with the Purchase Agreement, Assignor has agreed to transfer to Assignee, among other things, all right, title and interest of Assignor in and to the Purchased Trademarks set forth on Attachment 1 hereto (together with all goodwill associated therewith and symbolized thereby in each case) (collectively, the “Assigned Trademarks”); and

WHEREAS, Assignee wishes to acquire all of Assignor’s right, title and interest in and to the Assigned Trademarks, and Assignor wishes to assign such right, title and interest in and to such Assigned Trademarks to Assignee.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending legally to be bound, hereby agree as follows:

1.Transfer of Assigned Trademarks. Assignor does hereby irrevocably sell, transfer, convey, assign and deliver to Assignee and its successors and assigns, and Assignee does hereby unconditionally accept:  (a) all of Assignor’s right, title and interest in and to the Assigned Trademarks; (b) all licenses and similar contractual rights or permissions, whether exclusive or nonexclusive, to the extent such licenses, rights or permissions are (i) granted in respect of any of the Assigned Trademarks and (ii) sublicenseable or assignable; (c) all royalties, fees, income, payments, and other proceeds due from and after the Closing Date or payable to the Assignor with respect to any of the foregoing; (d) other rights accruing under the Assigned Trademarks or pertaining thereto Assignee’s own use and enjoyment, and for the use and enjoyment of Assignee’s successors and assigns, as fully and entirely as the same would have been held and enjoyed by Assignor if this Assignment had not been made, including, all claims, causes of action and enforcement rights with respect to the Assigned Trademarks, including all rights to damages, injunctive relief and other remedies for past, current and future infringement of the Assigned Trademarks; and (e) all other rights, privileges, protections or obligations, liabilities and responsibilities of any kind whatsoever of Assignor accruing under any of the foregoing as of the date hereof or hereafter.
2.Further Assurances. Assignor covenants and agrees that, at any time and from time to time upon the request of Assignee, at Assignee’s expense, Assignor shall provide any further necessary documentation and do all further acts reasonably requested by Assignee to confirm and perfect title in and to the Assigned Trademarks in Assignee, its successors and assigns.
3.Recordation. Assignor authorizes the Commissioner for Trademarks of the United States Patent and Trademark Office and any other Government authority to record and register this Assignment upon request by Assignee.
4.Entire Agreement. This Assignment, and the Purchase Agreement, reflect the entire understanding of the Parties relating to the sale, assignment, transfer, conveyance and delivery of the Assigned Trademarks from Assignor to Assignee, and supersedes all prior agreements, understandings or letters of intent between or among the Parties regarding the subject matter of this Assignment and the Purchase Agreement.

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5.Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.
6.Governing Law and Venue. This Assignment shall be interpreted, construed, governed and enforced in all respects in accordance with the laws of the State of New York of the United States of America, without giving effect to its conflicts of laws provisions. Neither Party shall commence or prosecute any action, suit, or claim arising under or by reason of this Assignment other than in the state or federal courts located in the Borough of Manhattan in New York, New York. The Parties irrevocably consent to the jurisdiction and venue of the courts identified in the preceding sentence in connection with any action, suit, proceeding, or claim arising under or by reason of this Assignment.
7.Counterparts. This Agreement may be executed in multiple counterparts, and on separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument and exchanged by facsimile or e-mail, which will constitute an original and be legally binding on the Parties when one or more counterparts have been signed by each of the parties and delivered to the other party.
8.Purchase Agreement Shall Control. Nothing in this Assignment shall change, amend, limit, extend or alter (nor shall it be deemed or construed as changing, amending, extending or altering) the terms or conditions of the Purchase Agreement or any liability or obligation of Assignor or Assignee arising under the Purchase Agreement, which shall govern the representations, warranties and obligations of the Parties with respect to the Assigned Trademarks. In the event that any of the provisions of this Assignment are determined to conflict with the terms of the Purchase Agreement, the terms of the Purchase Agreement shall control.

[Signature page follows.]

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IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed as of the date first above written.

ASSIGNOR:

HEELING SPORTS LIMITED

By:/s/ Lorraine DiSanto
Name:Lorraine DiSanto
Title:Chief Financial Officer

ASSIGNEE:
BBC INTERNATIONAL LLC

By:/s/ Josue Solano
Name:Josue Solano
Title:CEO

Exhibit A-2
COPYRIGHT ASSIGNMENT AGREEMENT

This COPYRIGHT ASSIGNMENT (this “Assignment”) is made and entered into as of April 21, 2021 (the “Effective Date”) by and between Heeling Sports Limited, a Delaware corporation (“Assignor”), and BBC International LLC, a Florida limited liability company (“Assignee”). Assignor and Assignee are individually referred to herein as a “Party,” and collectively as the “Parties.”

WHEREAS, Assignor and Assignee have entered into the Sale and Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”);

WHEREAS, capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Purchase Agreement;

WHEREAS, in connection with the Purchase Agreement, Assignor has agreed to transfer to Assignee, among other things, all right, title and interest of Assignor in and to the Copyrights set forth on Attachment 1 hereto (collectively, the “Assigned Copyrights”); and

WHEREAS, Assignee wishes to acquire all of Assignor’s right, title and interest in and to the Assigned Copyrights, and Assignor wishes to assign such right, title and interest in and to such Assigned Copyrights to Assignee.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending legally to be bound, hereby agree as follows:

1.Transfer of Assigned Copyrights. Assignor does hereby irrevocably sell, transfer, convey, assign and deliver to Assignee and its successors and assigns, and Assignee does hereby unconditionally accept:  (a) all of Assignor’s right, title and interest in and to the Assigned Copyrights; (b) all licenses and similar contractual rights or permissions, whether exclusive or nonexclusive, to the extent such licenses, rights or permissions are (i) granted in respect of any of the Assigned Copyrights and (ii) sublicenseable or assignable; (c) all royalties, fees, income, payments, and other proceeds due from and after the Closing Date or payable to the Assignor with respect to any of the foregoing; (d) other rights accruing under the Assigned Copyrights or pertaining thereto Assignee’s own use and enjoyment, and for the use and enjoyment of Assignee’s successors and assigns, as fully and entirely as the same would have been held and enjoyed by Assignor if this Assignment had not been made, including, all claims, causes of action and enforcement rights with respect to the Assigned Copyrights , including all rights to damages, injunctive relief and other remedies for past, current and future infringement of the Assigned Copyrights ; and (e) all other rights, privileges, protections or obligations, liabilities and responsibilities of any kind whatsoever of Assignor accruing under any of the foregoing as of the date hereof or hereafter.
2.Further Assurances. Assignor covenants and agrees that, at any time and from time to time upon the request of Assignee, at Assignee’s expense, Assignor shall provide any further necessary documentation and do all further acts reasonably requested by Assignee to confirm and perfect title in and to the Assigned Copyrights in Assignee, its successors and assigns.
3.Entire Agreement. This Assignment, and the Purchase Agreement, reflect the entire understanding of the Parties relating to the sale, assignment, transfer, conveyance and delivery of the Assigned Copyrights from Assignor to Assignee, and supersedes all prior agreements, understandings or letters of intent between or among the Parties regarding the subject matter of this Assignment and the Purchase Agreement.
4.Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.
5.Governing Law and Venue. This Assignment shall be interpreted, construed, governed and enforced in all respects in accordance with the laws of the State of New York of the United States of America, without giving effect to its conflicts of laws provisions. Neither Party shall commence or prosecute any action, suit, or claim arising

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under or by reason of this Assignment other than in the state or federal courts located in the Borough of Manhattan in New York, New York. The Parties irrevocably consent to the jurisdiction and venue of the courts identified in the preceding sentence in connection with any action, suit, proceeding, or claim arising under or by reason of this Assignment.
6.Counterparts. This Agreement may be executed in multiple counterparts, and on separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument and exchanged by facsimile or e-mail, which will constitute an original and be legally binding on the Parties when one or more counterparts have been signed by each of the parties and delivered to the other party.
7.Purchase Agreement Shall Control. Nothing in this Assignment shall change, amend, limit, extend or alter (nor shall it be deemed or construed as changing, amending, extending or altering) the terms or conditions of the Purchase Agreement or any liability or obligation of Assignor or Assignee arising under the Purchase Agreement, which shall govern the representations, warranties and obligations of the Parties with respect to the Assigned Copyrights. In the event that any of the provisions of this Assignment are determined to conflict with the terms of the Purchase Agreement, the terms of the Purchase Agreement shall control.

[Signature page follows.]

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IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed as of the date first above written.

ASSIGNOR:

HEELING SPORTS LIMITED

By:/s/ Lorraine DiSanto
Name:Lorraine DiSanto
Title:Chief Financial Officer

ASSIGNEE:
BBC INTERNATIONAL LLC

By:/s/ Josue Solano
Name:Josue Solano
Title:CEO

Exhibit A-3
PATENT ASSIGNMENT AGREEMENT

This PATENT ASSIGNMENT (this “Assignment”) is made and entered into as of April 21, 2021 (the “Effective Date”) by and between Heeling Sports Limited, a Delaware corporation (“Assignor”), and BBC International LLC, a Florida limited liability company (“Assignee”). Assignor and Assignee are individually referred to herein as a “Party,” and collectively as the “Parties.”

WHEREAS, Assignor and Assignee have entered into the Sale and Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”);

WHEREAS, capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Purchase Agreement;

WHEREAS, in connection with the Purchase Agreement, Assignor has agreed to transfer to Assignee, among other things, all right, title and interest of Assignor in and to the Listed Patents set forth on Attachment 1 hereto (together with all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof, and all benefits, privileges, causes of action, and remedies relating thereto throughout the world) (collectively, the “Assigned Patents”); and

WHEREAS, Assignee wishes to acquire all of Assignor’s right, title and interest in and to the Assigned Patents, and Assignor wishes to assign such right, title and interest in and to such Assigned Patents to Assignee.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending legally to be bound, hereby agree as follows:

1.Transfer of Assigned Patents. Assignor hereby irrevocably sells, assigns, transfers, conveys and delivers to Assignee all right, title and interest in and to the Assigned Patents, to be held and enjoyed by Assignee to the full end of the term for which said letters patent may be granted, as fully and entirely as the same would have been held and enjoyed by Assignor had this assignment and sale not been made; and Assignor hereby assigns to Assignee all past present and future claims and causes of action, and all rights to sue and collect damages for infringement, including past, present and future infringement, if any, of any Assigned Patents or any patent based upon or claiming priority to any such Assigned Patents, along with any and all royalties, fees, income, payments, and other proceeds now or hereafter due or payable with respect to any and all of the foregoing.
2.Further Assurances. Assignor covenants and agrees that, at any time and from time to time upon the request of Assignee, at Assignee’s expense, Assignor shall provide any further necessary documentation and do all further acts reasonably requested by Assignee to confirm and perfect title in and to the Assigned Patents in Assignee, its successors and assigns.
3.Recordation. Assignor authorizes the Commissioner for Trademarks of the United States Patent and Trademark Office and any other Government authority to record and register this Assignment upon request by Assignee.
4.Entire Agreement. This Assignment, and the Purchase Agreement, reflect the entire understanding of the Parties relating to the sale, assignment, transfer, conveyance and delivery of the Assigned Patents from Assignor to Assignee, and supersedes all prior agreements, understandings or letters of intent between or among the Parties regarding the subject matter of this Assignment and the Purchase Agreement.
5.Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

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6.Governing Law and Venue. This Assignment shall be interpreted, construed, governed and enforced in all respects in accordance with the laws of the State of New York of the United States of America, without giving effect to its conflicts of laws provisions. Neither Party shall commence or prosecute any action, suit, or claim arising under or by reason of this Assignment other than in the state or federal courts located in the Borough of Manhattan in New York, New York. The Parties irrevocably consent to the jurisdiction and venue of the courts identified in the preceding sentence in connection with any action, suit, proceeding, or claim arising under or by reason of this Assignment.
7.Counterparts. This Agreement may be executed in multiple counterparts, and on separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument and exchanged by facsimile or e-mail, which will constitute an original and be legally binding on the Parties when one or more counterparts have been signed by each of the parties and delivered to the other party.
8.Purchase Agreement Shall Control. Nothing in this Assignment shall change, amend, limit, extend or alter (nor shall it be deemed or construed as changing, amending, extending or altering) the terms or conditions of the Purchase Agreement or any liability or obligation of Assignor or Assignee arising under the Purchase Agreement, which shall govern the representations, warranties and obligations of the Parties with respect to the Assigned Patents. In the event that any of the provisions of this Assignment are determined to conflict with the terms of the Purchase Agreement, the terms of the Purchase Agreement shall control.

[Signature page follows.]

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IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed as of the date first above written.

ASSIGNOR:

HEELING SPORTS LIMITED

By:/s/ Lorraine DiSanto
Name:Lorraine DiSanto
Title:Chief Financial Officer

ASSIGNEE:
BBC INTERNATIONAL LLC

By:/s/ Josue Solano
Name:Josue Solano
Title:CEO

Exhibit B
ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment and Assumption”) is made and entered into as of April 21, 2021 (the “Effective Date”) by and between Heeling Sports Limited, a Delaware corporation (“Assignor”), and BBC International LLC, a Florida limited liability company (“Assignee”). Assignor and Assignee are individually referred to herein as a “Party,” and collectively as the “Parties.”

WHEREAS, Assignor and Assignee have entered into the Sale and Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”);

WHEREAS, capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Purchase Agreement;

WHEREAS, the Purchase Agreement provides for, among other things, the assignment and assumption of the Transferred Contracts from Assignor to Assignee; and

WHEREAS, Assignor has agreed to assign to the Assignee, and Assignee has agreed to assume, all of Assignor’s rights and obligations under the Transferred Contracts.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending legally to be bound, hereby agree as follows:

1.Assignment. Assignor hereby assigns unto Assignee, without recourse to Assignor, all of Assignor’s rights and obligations under the Transferred Contracts. Assignor hereby irrevocably delegates, without recourse by Assignee to Assignor, any and all duties, obligations, responsibilities, claims, demands and other commitments in connection with the Transferred Contracts, as applicable, unto Assignee.
2.Assumption. Assignee hereby irrevocably assumes all of Assignor’s rights and obligations under the Transferred Contracts and from the date hereof agrees to perform and be bound by all the terms, conditions and covenants of and assume the duties, liabilities and obligations of the Assignor under the Transferred Contracts.
3.Entire Agreement. This Assignment and Assumption, and the Purchase Agreement, reflect the entire understanding of the Parties relating to the sale, assignment, transfer, conveyance and delivery of the Transferred Contracts from Assignor to Assignee, and supersedes all prior agreements, understandings or letters of intent between or among the Parties regarding the subject matter of this Assignment and Assumption and the Purchase Agreement.
4.Successors and Assigns. This Assignment and Assumption shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.
5.Governing Law and Venue. This Assignment and Assumption shall be interpreted, construed, governed and enforced in all respects in accordance with the laws of the State of New York of the United States of America, without giving effect to its conflicts of laws provisions. Neither Party shall commence or prosecute any action, suit, or claim arising under or by reason of this Assignment and Assumption other than in the state or federal courts located in the Borough of Manhattan in New York, New York, United States of America. The Parties irrevocably consent to the jurisdiction and venue of the courts identified in the preceding sentence in connection with any action, suit, proceeding, or claim arising under or by reason of this Assignment and Assumption.
6.Counterparts. This Assignment and Assumption may be executed in multiple counterparts, and on separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument and exchanged by facsimile or e-mail, which will constitute an original and be legally binding on the Parties when one or more counterparts have been signed by each of the parties and delivered to the other party.

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7.Purchase Agreement Shall Control. Nothing in this Assignment and Assumption shall change, amend, limit, extend or alter (nor shall it be deemed or construed as changing, amending, extending or altering) the terms or conditions of the Purchase Agreement or any liability or obligation of Assignor or Assignee arising under the Purchase Agreement, which shall govern the representations, warranties and obligations of the Parties with respect to the Transferred Contracts. In the event that any of the provisions of this Assignment and Assumption are determined to conflict with the terms of the Purchase Agreement, the terms of the Purchase Agreement shall control.

[Signature page follows.]

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IN WITNESS WHEREOF, each of the Parties hereto has caused this Assignment and Assumption to be executed as of the date first above written.

ASSIGNOR:

HEELING SPORTS LIMITED

By:/s/ Lorraine DiSanto
Name:Lorraine DiSanto
Title:Chief Financial Officer

ASSIGNEE:
BBC INTERNATIONAL LLC

By:/s/ Josue Solano
Name:Josue Solano
Title:CEO